UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2010 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   617-402-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2010, athenahealth, Inc. (the “Company”) appointed Timothy M. Adams, age 50, as Chief Financial Officer and Senior Vice President, in which capacities he will also serve as the Company’s principal financial officer. Mr. Adams will join the Company’s senior leadership team and report directly to Jonathan Bush, the Company’s Chairman, President, and Chief Executive Officer.

In connection with his appointment, Mr. Adams will enter into the Company’s standard form of employment agreement and indemnification agreement. Mr. Adams will receive an annual base salary of $315,000 and will be eligible to receive a cash incentive award of 60% of his base salary based on corporate scorecards. Mr. Adams will receive a $50,000 signing bonus contingent upon twelve months of employment. In addition, subject to the approval of the compensation committee of the Board of Directors, Mr. Adams will receive an option to purchase 90,000 shares of the Company’s common stock and 40,000 restricted stock units. The stock option and restricted stock units will each vest as to 25% of those grants on each anniversary of his first day of employment.

Mr. Adams currently serves as Chief Investment Officer at Constitution Medical Investors, Inc., a private investment firm focused on healthcare-sector-related acquisitions, as well as Senior Vice President of Corporate Strategy for Keystone Dental, Inc., a provider of dental health products and solutions. From November 2007 to April 2008, he served as the Chief Financial Officer, Senior Vice President, Treasurer, and Assistant Secretary of Orthofix International N.V., a diversified orthopedic products company. From 2004 to 2007, Mr. Adams served as Chief Financial Officer and Treasurer, as well as Senior Vice President (from January 2006 to 2007) and Vice President (from November 2004 to January 2006), of Cytyc Corporation, a global medical device and diagnostics health company. Mr. Adams obtained his Bachelor of Science from Murray State University and his M.B.A. from Boston University.

As previously announced, Carl B. Byers informed the Company on June 3, 2009, of his intent to resign in early 2010 from his positions as Chief Financial Officer and Senior Vice President of the Company. Effective as of January 11, 2010, Mr. Byers resigned from those positions but shall continue to serve the Company as an advisor. Due to his resignation, Mr. Byers will no longer be deemed an “executive officer” of the Company.

A copy of a press release issued on January 11, 2010, by the Company to announce the appointment of Mr. Adams is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
99.1	Press release issued by athenahealth, Inc. on January 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)

January 11, 2010	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein
VP. General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by athenahealth, Inc. on January 11, 2010.